CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Amendment No.1 to Form SB-2, of our report dated January 25, 2007 relating to the November 30, 2006 financial statements of Aom Minerals, Ltd., Inc.

We also consent to the reference to our Firm under the caption "Experts" in the Registration Statement.

WEBB & COMPANY, P.A.
Certified Public Accountants

Boynton Beach, Florida
May 7, 2007